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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 20, 1998, except for Note 16, for which the date is March 19, 1998, on our audits of the Financial Statements and Financial Statement Schedule of Hybrid Networks, Inc.

    We also consent to the reference to our firm under the headings "Experts" and "Selected Historical Financial Data of Hybrid" in such Joint Proxy Statement/Prospectus.

                                          COOPERS & LYBRAND LLP

San Jose, California
May 6, 1998